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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-92577) and the related prospectus and in the Registration Statements (Forms S-8 No. 333-11299, No. 333-35287 and No. 333-85575) pertaining to the
1993 Stock Option Plan, the 1996 Non-employee Directors Stock Option Plan and the 1998 Stock Incentive Plan of Affymetrix, Inc., of our report dated
February 2, 2000, except for the third paragraph of Note 1 and Note 13 as to which the date is February 9, 2000, with respect to the supplemental consolidated financial statements of Affymetrix, Inc. included herein.

Our audits also included the supplemental consolidated financial statement schedule of Affymetrix, Inc. included in Exhibit 99.1 herein. This schedule is the responsibility of Affymetrix, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the supplemental consolidated financial statement schedule referred to above, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Palo Alto, California

April 6, 2000